UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): April 30, 2011
TRANSCONTINENTAL REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852

(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File No.)	Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
     On April 26, 2011, effective April 30, 2011, that certain Advisory Agreement dated October 26, 2003, but effective as of July 1, 2003 between Transcontinental Realty Investors, Inc. (“TCI”) and Prime Income Asset Management, LLC (“Prime”) was terminated by mutual agreement. Prime had served as TCI’s advisor since October 26, 2003 but effective July 1, 2003.
     On April 30, 2011, TCI entered into an Advisory Agreement with Pillar Income Asset Management, Inc., a Nevada corporation (“Pillar”). The principal executive officers of Pillar are also the principal executive officers of TCI. Pillar also entered into arrangements to serve as a contractual advisor to Income Opportunity Realty Investors, Inc. (“IOT”) and American Realty Investors, Inc., a Nevada corporation (“ARL”). The Advisory Agreement effective April 30, 2011 between TCI and Pillar contains substantially the same terms as the prior Advisory Agreement with Prime. A copy of the Advisory Agreement effective April 30, 2011 between TCI and Pillar is attached as an exhibit.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
     The following documents are filed herewith as exhibits to this Report:

Exhibit Designation	Description of Exhibit

10.1	Advisory Agreement effective April 30, 2011 between Transcontinental Realty Investors, Inc. and Pillar Income Asset Management, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Report to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: May 2, 2011	TRANSCONTINENTAL REALTY INVESTORS, INC.

	By:	/s/ Gene S. Bertcher Gene S. Bertcher, Executive Vice
President and Chief Financial Officer